EXHIBIT 23 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - ERNST & YOUNG LLP

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8) pertaining to the Clear Channel 2008 Executive Incentive Plan; Restated Clear Channel Communications, Inc. 2001 Stock Incentive Plan (No. 333-152670); and

2.	Registration Statement (Form S-8) pertaining to the Clear Channel Nonqualified Deferred Compensation Plan (No. 333-152648)

3.	Registration Statement (Form S-8) pertaining to the Clear Channel Communications, Inc. 401(k) Savings Plan (No. 333-167468)

of our reports dated February 14, 2011, with respect to the consolidated financial statements and schedule of Clear Channel Capital I, LLC, and the effectiveness of internal control over financial reporting of Clear Channel Capital I, LLC, included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

San Antonio, Texas

February 14, 2011